Exhibit 10.1

AMENDMENT AND WAIVER RELATING TO

SENIOR SECURED BRIDGE NOTES

This Amendment and Waiver (this “Waiver”), dated as of April 9, 2024, is entered into by and among Auddia Inc., a Delaware corporation (the “Company”), and the undersigned investor (the “Holder”). Unless otherwise specified herein, capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Notes (as defined below).

RECITALS

A.       The Holder holds $3,025,000 aggregate outstanding principal amount (inclusive of $275,000 of original issue discount) of the Company’s outstanding senior secured bridge notes (“Notes”).

B.       In connection with the issuance of the Notes, the Holder also holds 50,000 common stock warrants (1,250,000 warrants prior to adjustment for the recent 1-25 reverse stock split) (“Existing Warrants”) with a current exercise price of $15.25 per share ($0.61 per share prior to adjustment for the recent 1-25 reverse stock split).

C.       The parties desire to retire the Notes as provided in this Agreement.

D.       During April 2024, the Company expects to complete equity financings with total gross proceeds to the Company of not less than $6,000,000 (the “2024 Qualified Financing”).

TERMS OF AGREEMENT

In consideration of the premises and further valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.       Partial Payoff of Notes. No later than one business day following the closing of the 2024 Qualified Financing, the Company will pay $2,750,000 in cash to Holder in repayment of the principal of the Notes (exclusive of the $275,000 of original issue discount on the Notes).

2.       Equity Rollover.

(a)       As of the date of this Agreement, the Holder hereby converts, rollsover and exchanges into equity securities of the Company as described below (the “Rollover Securities”) the amount equal to the (i) unpaid accrued interest on the Notes and (ii) any original issue discount (“OID”) on the Notes (the “Rollover Amount”).

(b)       The Rollover Securities shall consist of (i) prefunded common stock warrants with a per share exercise price of $0.001 per share (the “Prefunded Warrants”) and (ii) non-prefunded warrants (the “Non-Prefunded Warrants”) with a per share exercise price equal to $1.967. As of the date and time of this Agreement, the Nasdaq Minimum Price (as defined in the applicable Nasdaq listing rules) for the Company’s common stock is $1.966.

(c)       The number of Prefunded Warrants shall be determined by dividing the Rollover Amount by $1.967. The number of Non-Prefunded Warrants shall be equal to the number of Prefunded Warrants (i.e. 100% warrant coverage). The Non-Prefunded Warrants shall have a price adjustment provision which will adjust the exercise price downward in the event that the Company issues equity securities in the future at an effective per share price below the then current exercise price. In order to assure compliance with applicable Nasdaq rules, the Non-Prefunded Warrants shall not be exercisable for six months following the date of issue.

(d)       Such exchange, conversion, or rollover is conditioned upon such exchange, conversion, or rollover being in full compliance with all applicable listing rules of the Nasdaq Stock Market (including stockholder approval requirements).

3.       Repricing of Existing Warrants.

(a)       As of the date of this Agreement, the parties agree that they will adjust the Existing Warrants (by means of an amendment or exchange of the Existing Warrants as appropriate) so that the current exercise price of the Existing Warrants ($15.25 after adjustment for the recent reverse stock) will be adjusted to an amount equal $1.967.

(b)       Such adjustment to the Existing Warrants related to the 2024 Qualified Financing shall be conditioned upon such adjustment being in full compliance (without the need for a stockholder vote) with all applicable listing rules of the Nasdaq Stock Market.

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4.       Issuance of Extension Fee Warrants.

(a)       The Company hereby agrees to the Investor 50,000 new common stock warrants with a five year term as a loan extension fee (“Fee Warrants”). The exercise price of these additional Fee Warrants shall be $1.967. The Fee Warrants shall have a price adjustment provision which will adjust the exercise price downward in the event that the Company issues equity securities in the future at an effective per share price below the then current exercise price. In order to assure compliance with applicable Nasdaq rules, the Fee Warrants shall not be exercisable for six months following the date of issue.

(b)       Any such issuance of the Fee Warrants shall be conditioned upon such issuance being in full compliance (without the need for a stockholder vote) with all applicable listing rules of the Nasdaq Stock Market.

5.       Retirement of Notes; Waiver of All Defaults. Following the completion of the transactions described in Sections 1 and 2 above, the parties agree that (i) the Notes should be fully paid and retired, and (ii) the Holder hereby waives any and all events of default (past or present) under the Notes.

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This Amendment and Waiver may be executed and delivered in one or more counterparts. The parties have executed this Amendment and Waiver as of the date first noted above.

COMPANY:

Auddia Inc.

	By:	/s/ Jeff Thramann

		Name:	Jeff Thramann
		Title:	Executive Chairman

HOLDER:

Name of Holder:	Richard M. Minicozzi

Signature:	/s/ Richard M. Minicozzi

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